SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 6, 2012

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On August 6, 2012, Discovery Laboratories, Inc. (the “Company”) terminated that certain Sales Agency Agreement, dated December 14, 2011 (the “Agreement”) between the Company and Lazard Capital Markets LLC (the “Agent”), pursuant to which the Agent, at the Company’s discretion and at such times that the Company might determine from time to time, would sell shares of the Company’s common stock pursuant to an “at-the-market” offering (the “ATM Program”).  Under applicable securities regulations, analysts affiliated with brokers and dealers are not permitted to initiate coverage of an issuer’s securities while an offering is underway. Since the ATM Program would be treated at all times as though an offering was underway, under the regulations an analyst affiliated with the Agent was not permitted to initiate coverage of the Company’s stock during the period in which the ATM Program was effective.  Therefore, in connection with initiation of coverage of the Company’s stock by an analyst affiliated with the Agent, to comply with the applicable securities regulations, the Company agreed with the Agent to terminate the ATM effective August 6, 2012.  This decision was based on a number of factors, including, among others, that (1) the Company did not intend the ATM Program to be the primary source of the capital that it would need to execute its business plan; and (2) the Company believes that coverage of its stock by well-regarded stock analysts may enhance the Company’s market exposure and may improve the trading support that its stock receives in the future.  There can be no assurance, however, that other sources of capital will be available on favorable terms when needed, if at all, or that trading in the Company’s stock will be affected in any way by such analyst coverage.  Any opinions, estimates or forecasts regarding the Company’s performance made in analyst coverage do not represent opinions, estimates or forecasts of the Company or its management.  As a matter of policy, the Company does not imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysis.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ W. Thomas Amick
Name:	W. Thomas Amick
Title:	Chairman of the Board and Chief Executive Officer

Date:  August 10, 2012